UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                        January 12, 2005
           Date of Report (Date of earliest event reported)

                     Certified Services, Inc.
          (Exact name of Registrant as specified in charter)

	Nevada                 0-31527	               88-0444079
(State or other jurisdiction  (Commission File     (IRS. Employer
       of incorporation)        Number)         Identification No)


5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (954)677-0202

Section 1. Registrant's Business and Operations

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 12, 2005, Rick Steen, the Registrant's acting Chief Financial Officer, resigned for personal reasons and not as a result of a disagreement with the Registrant concerning any matter relating to the Registrant's of financial statements, internal controls or business policy. The Registrant is in the process of interviewing candidates to fill this position.

The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 stated that Judson Wagenseller replaced Anthony R. Russo as a member of the Registrant's Board of Directors. Although the Registrant's Board of Directors elected Mr. Wagenseller to fill Mr. Russo's Board position, the 2003 Form 10-K inadvertently failed to disclose that Mr. Wagenseller declined to accept the position due to certain conditions to his acceptance not being satisfied, primarily relating to the Registrant's directors' and officers' liability insurance.

Item 9.01  Financial Statements and Exhibits

	(c)  Exhibits.

		1.) Exhibits Filed With This Report

			None

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CERTIFIED SERVICES, INC.

Dated:  January 19, 2004
                                  By: /s/ Danny L. Pixler
                                      ---------------------
                                  Name: Danny L. Pixler
                                  Title:  Chief Executive Officer